UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2010

ZIOPHARM Oncology, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-32353	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 19th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

          On April 5, 2010, upon the recommendation of the Company’s Corporate Governance and Nominating Committee of the Board, the Company increased the size of its Board of Directors from eight members to nine members and filled the resulting Board seat by electing Mr. George B. Abercrombie to serve as a director until the Company’s next annual stockholders’ meeting. Mr. Abercrombie has also been appointed to serve as a member of the Company’s Corporate Governance and Nominating Committee and Compensation Committee.

          In conjunction with his election to the Board, and in accordance with the Company’s existing director compensation practices, on April 5, 2010, the Company made new director grants to Mr. Abercrombie comprised of 25,000 restricted shares of the Company’s common stock that are subject to restrictions that will lapse on the one year anniversary of the grant date, and options to purchase 25,000 shares of the Company’s common stock that will vest in three equal annual installments commencing on the one year anniversary of the grant date. The options have an exercise price equal to the closing price of the Company’s common stock on the trading day preceding the grant date.

          Mr. Abercrombie, age 55, most recently served as the President and CEO of Hoffmann-La Roche Inc. and Head of North American Pharmaceutical Operations from 2001 through December 2009. Prior to joining Hoffmann-La Roche Inc. in 2001, Mr. Abercrombie held the position of Senior Vice President, Commercial Operations at Glaxo Wellcome Inc. and prior to joining Glaxo, held progressively senior positions at Merck and Company in Merck’s Human Health Division in the United States.  Mr. Abercrombie currently serves as a member of the Board of Directors of Inspire Pharmaceuticals, Inc.

Item 7.01	Regulation FD Disclosure

On April 6, 2010, the Company issued a press release announcing the election of Mr. Abercrombie to its Board of Directors and the appointment of Dr. Brennan as Chairman of the Board (see Item 8.01 below).  A copy of the press release is furnished as Exhibit  99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On March 31, 2010, the Company’s Board of Directors appointed Dr. Murray Brennan, M.D. to serve as non-executive Chairman of the Board. Dr. Brennan has been a member of the Company’s Board of Directors since 2005 and prior to his appointment as Chairman served as Lead Director.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of the Company dated April 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Richard Bagley
Date: April 6, 2010		Name: Richard Bagley
Title: President, Chief Operating Officer and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press Release of the Company dated April 6, 2010